EXHIBIT 10.2

SECOND AMENDMENT TO AMENDED AND RESTATED

1997 STOCK INCENTIVE PLAN

The Amerigon Incorporated Amended and Restated 1997 Stock Incentive Plan is amended, effective as the effective date of the merger of Amerigon Incorporated, a California corporation with and into Amerigon Michigan, Inc., a Michigan corporation, by replacing the existing Section 5.10(a) in its entirety with the following:

(a) Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with, the laws of the State of Michigan.

As adopted by the Board of Directors on May 19, 2005.